EXHIBIT 99.1

TPI Composites, Inc. Announces Third Quarter 2023 Earnings Results

SCOTTSDALE, Ariz., Nov. 02, 2023 (GLOBE NEWSWIRE) -- TPI Composites, Inc. (Nasdaq: TPIC), today reported financial results for the third quarter ended September 30, 2023.

"I was pleased with the results of our focus on cash flow and liquidity in the quarter as we finished with $161 million of unrestricted cash. Our team executed numerous cash flow initiatives to help us navigate a quarter that included a $22.6 million charge related to the bankruptcy of an automotive customer as well as an incremental $13.5 million charge for the warranty campaign we announced in the second quarter. To finish the quarter with $161 million of cash is a testament to our team’s relentless emphasis on execution in a challenging market and economic climate,” said Bill Siwek, President, and CEO of TPI Composites.

“The entire TPI team has worked tirelessly on our quality improvement initiatives, and we have made excellent progress during the quarter to mature our quality system under the leadership of Neil Jones, the Chief Quality Officer of TPI Composites. We understand that operators of wind turbines have high expectations for the longevity and performance of our wind blades and we plan to deliver to those expectations.”

“While the wind industry continues to face a challenging near-term macro environment, our focus is on quality and preserving our balance sheet. We are confident that with our liquidity position we have ample runway to get through this rough patch in the industry while being positioned to meet the projected growth anticipated by our customers. TPI plays a significant role in the wind value chain in the United States and across the globe and we are ready and look forward to increasing our role when the wind market turns for the better.”

Third Quarter 2023 Continuing Operations Results

  Net Sales totaled $372.9 million for the three months ended September 30, 2023, a decrease of 3.0% over the same period last year
  Net loss from continuing operations attributable to common stockholders was $72.8 million for the three months ended September 30, 2023, compared to a loss of $21.8 million in the same period last year
  Adjusted EBITDA was a loss of $27.4 million for the three months ended September 30, 2023, a decrease of $32.5 million over the same period last year

KPIs from continuing operations	3Q’23	3Q’22
Sets[1]	666	570
Estimated megawatts[2]	2,892	2,542
Utilization[3]	85%	75%
Dedicated manufacturing lines[4]	37	36
Manufacturing lines installed[5]	37	36
  Number of wind blade sets (which consist of three wind blades) produced worldwide during the period.
  Estimated megawatts of energy capacity to be generated by wind blade sets produced during the period.
  Utilization represents the percentage of wind blades produced during the period compared to the total potential wind blade capacity of manufacturing lines installed during the period.
  Number of wind blade manufacturing lines that are dedicated to our customers under long-term supply agreements at the end of the period.
  Number of wind blade manufacturing lines installed and either in operation, startup or transition during the period.

Third Quarter 2023 Financial Results from Continuing Operations

Net sales for the three months ended September 30, 2023, decreased 3.0% to $372.9 million as compared to $384.4 million in the same period in 2022 due to following:

  Net sales of wind blades, tooling and other wind related sales (collectively “Wind”) increased by $6.4 million, or 1.8%, to $362.2 million for the three months ended September 30, 2023, as compared to $355.8 million in the same period in 2022. The increase in Wind sales for the three months ended September 30, 2023, as compared to the same period in 2022, was primarily due to an increase in the number of wind blades produced, favorable foreign currency fluctuations, and an increase in tooling sales in preparation for manufacturing line startups and transitions. The increase in wind blade volume was primarily driven by lower production in the prior comparative period due to a temporary production stoppage in the third quarter of 2022 in one of our Mexico plants as a customer implemented a blade redesign and a brief labor disruption in Türkiye in the third quarter of 2022 as we worked with the union to resolve inflationary pressures on wages. These higher blade sales were partially offset by lower average sales prices due to the impact of raw material and logistic cost reductions on our blade prices.
  Automotive sales decreased by $7.9 million to $2.6 million for the three months ended September 30, 2023, as compared to $10.5 million in the same period in 2022. This reduction is mainly due to a decrease in the number of composite bus bodies produced due to Proterra’s bankruptcy during the third quarter of 2023. In addition, sales of other automotive products decreased due to our customers' supply chain constraints and delays in transitions of new product launches.
  Field service, inspection, and repair service (“Field Services") sales decreased by $10.1 million to $8.0 million for the three months ended September 30, 2023, as compared to $18.1 million in the same period in 2022. Field Services sales declined primarily due to a reduction in technicians deployed to revenue generating projects due to an increase in time spent on non-revenue inspection and repair activities.

Net loss from continuing operations attributable to common stockholders was $72.8 million for the three months ended September 30, 2023, compared to a loss of $21.8 million in the same period in 2022.

The net loss from continuing operations per common share was $1.71 for the three months ended September 30, 2023, compared to a net loss per common share of $0.52 for the same period in 2022.

Adjusted EBITDA for the three months ended September 30, 2023, was a loss of $27.4 million as compared to adjusted EBITDA of $5.1 million during the same period in 2022. The decrease in adjusted EBITDA during the three months ended September 30, 2023, as compared to the same period in 2022, was primarily due to $22.6 million of credit losses and charges related to the bankruptcy of Proterra and an incremental $13.5 million warranty charge related to the warranty campaign we announced in the second quarter.

On September 30, 2023 and December 31, 2022, we had unrestricted cash, cash equivalents and short-term investments totaling $160.6 million and $133.6 million, respectively. Net cash provided by operating activities improved by $14.3 million for the three months ended September 30, 2023, as compared to the same period in 2022, primarily due to improvements in working capital and contract assets, partially offset by higher incurred warranty costs.

Net cash provided by investing activities improved by $7.2 million for the three months ended September 30, 2023, as compared to the same period in 2022, primarily due to the sale our Taicang, China facility partially offset by higher capital expenditures in preparation for manufacturing line start-ups and transitions. Capital expenditures were $9.2 million for the three months ended September 30, 2023, as compared to $3.5 million during the same period in 2022. Our capital expenditures primarily related to machinery and equipment and improvements to our existing facilities.

2023 Guidance

Guidance for the full year ending December 31, 2023:

Guidance	Previous Full Year 2023	Updated Full Year 2023
Net Sales from Continuing Operations	$1.525 to $1.575 billion	~ $1.5 billion
Adjusted EBITDA Margin % from Continuing Operations	Loss of (2-3%)	Loss of ~ (5%)
Utilization %	80% to 85% (based on 37 lines installed)	80% to 85% (based on 37 lines installed)
Capital Expenditures	$40 to $45 million	$40 to $45 million

Conference Call and Webcast Information

TPI Composites will host an investor conference call this afternoon, Thursday, November 2, at 5:00 pm ET. Interested parties are invited to listen to the conference call which can be accessed live over the phone by dialing 1-844-825-9789, or for international callers, 1-412-317-5180. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 10182802. The replay will be available until November 9, 2023. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors section of the Company’s website at www.tpicomposites.com. The online replay will be available for a limited time beginning immediately following the call.

About TPI Composites, Inc.

TPI Composites, Inc. is a global company focused on innovative and sustainable solutions to decarbonize and electrify the world. TPI delivers high-quality, cost-effective composite solutions through long-term relationships with leading OEMs in the wind and automotive markets. TPI is headquartered in Scottsdale, Arizona and operates factories in the U.S., Mexico, Türkiye and India. TPI operates additional engineering development centers in Denmark and Germany and global service training centers in the U.S. and Spain.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements contained in this release include, but are not limited to, statements about: i. competition from other wind blade and wind blade turbine manufacturers; ii. the discovery of defects in our products and our ability to estimate the future cost of warranty campaigns; iii. the current status of the wind energy market and our addressable market; iv. our ability to absorb or mitigate the impact of price increases in resin, carbon reinforcements (or fiber), other raw materials and related logistics costs that we use to produce our products; v. our ability to absorb or mitigate the impact of wage inflation in the countries in which we operate; vi. our ability to procure adequate supplies of raw materials and components to fulfill our wind blade volume commitments to our customers; vii. the potential impact of the increasing prevalence of auction-based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance; viii. our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to achieve or maintain profitability; ix. changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy and energy policy; x. changes in global economic trends and uncertainty, geopolitical risks, and demand or supply disruptions from global events; xi. changes in macroeconomic and market conditions, including the potential impact of any pandemic, risk of recession, rising interest rates and inflation, supply chain constraints, commodity prices and exchange rates, and the impact of such changes on our business and results of operations; xii. the sufficiency of our cash and cash equivalents to meet our liquidity needs; xiii. the increasing cost and availability of additional capital, should such capital be needed; xiv. our ability to attract and retain customers for our products, and to optimize product pricing; xv. our ability to effectively manage our growth strategy and future expenses, including our startup and transition costs; xvi. our ability to successfully expand in our existing wind energy markets and into new international wind energy markets, including our ability to expand our field service inspection and repair services business; xvii. our ability to keep up with market changes and innovations; xviii. our ability to successfully open new manufacturing facilities and expand existing facilities on time and on budget; xix. the impact of the pace of new product and wind blade model introductions on our business and our results of operations; xx. our ability to identify and execute a strategic alternative to enable the growth of our automotive business; xxi. our ability to maintain, protect and enhance our intellectual property; xxii. our ability to comply with existing, modified, or new laws and regulations applying to our business, including the imposition of new taxes, duties, or similar assessments on our products; xxiii. the attraction and retention of qualified associates and key personnel; xxiv. our ability to maintain good working relationships with our associates, and avoid labor disruptions, strikes and other disputes with labor unions that represent certain of our associates; and xxv. the potential impact of one or more of our customers becoming bankrupt or insolvent, or experiencing other financial problems.

These forward-looking statements are often characterized by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.

Non-GAAP Definitions
This press release includes unaudited non-GAAP financial measures, including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) from continuing operations plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any share-based compensation expense, any foreign currency income or losses, any gains or losses on the sale of assets and asset impairments and any restructuring charges. We define net cash (debt) as the total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

We provide forward-looking statements in the form of guidance in our quarterly earnings releases and during our quarterly earnings conference calls. This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. For example, stock-based compensation is unpredictable for our performance-based awards, which can fluctuate significantly based on current expectations of future achievement of performance-based targets. Amortization of intangible assets and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, we exclude certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items we exclude and to estimate certain discrete tax items, like the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

See Table Four for a reconciliation of certain non-GAAP financial measures to the comparable GAAP measures.

Investor Relations
480-315-8742
Investors@TPIComposites.com

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE ONE - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$372,860	$384,438	$1,158,197	$1,120,465
Cost of sales	379,219	380,729	1,203,867	1,099,368
Startup and transition costs	4,817	4,821	10,174	22,417
Total cost of goods sold	384,036	385,550	1,214,041	1,121,785
Gross loss	(11,176)	(1,112)	(55,844)	(1,320)
General and administrative expenses	28,709	8,030	42,510	22,578
Loss on sale of assets and asset impairments	5,857	2,969	15,269	6,142
Restructuring charges, net	1,167	(189)	3,490	(390)
Loss from continuing operations	(46,909)	(11,922)	(117,113)	(29,650)
Other income (expense):
Interest expense, net	(1,628)	(1,210)	(6,034)	(2,872)
Foreign currency income (loss)	(579)	8,207	(3,278)	14,306
Miscellaneous income	393	991	1,546	997
Total other income (expense)	(1,814)	7,988	(7,766)	12,431
Loss from continuing operations before income taxes	(48,723)	(3,934)	(124,879)	(17,219)
Income tax provision	(8,040)	(2,852)	(12,205)	(11,678)
Net loss from continuing operations	(56,763)	(6,786)	(137,084)	(28,897)
Preferred stock dividends and accretion	(16,031)	(14,976)	(46,802)	(43,658)
Net loss from continuing operations attributable to common stockholders	(72,794)	(21,762)	(183,886)	(72,555)
Net income (loss) from discontinued operations	(52)	5,319	(7,095)	6,120
Net loss attributable to common stockholders	$(72,846)	$(16,443)	$(190,981)	$(66,435)

Weighted-average shares of common stock outstanding:
Basic	42,570	41,984	42,448	41,950
Diluted	42,570	41,984	42,448	41,950

Net loss from continuing operations per common share:
Basic	$(1.71)	$(0.52)	$(4.33)	$(1.73)
Diluted	$(1.71)	$(0.52)	$(4.33)	$(1.73)

Net income (loss) from discontinued operations per common share:
Basic	$(0.00)	$0.13	$(0.17)	$0.15
Diluted	$(0.00)	$0.13	$(0.17)	$0.15

Net loss per common share:
Basic	$(1.71)	$(0.39)	$(4.50)	$(1.58)
Diluted	$(1.71)	$(0.39)	$(4.50)	$(1.58)

Non-GAAP Measures (unaudited):
EBITDA	$(37,513)	$6,895	$(89,047)	$14,983
Adjusted EBITDA	$(27,382)	$5,052	$(57,867)	$16,706

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE TWO - CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	September 30,	December 31,
(in thousands)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$160,649	$133,546
Restricted cash	9,300	9,854
Accounts receivable	135,660	184,809
Contract assets	184,379	215,939
Prepaid expenses	27,321	29,119
Other current assets	34,484	26,052
Inventories	5,779	10,661
Current assets of discontinued operations	4,857	35,182
Total current assets	562,429	645,162
Noncurrent assets:
Property, plant and equipment, net	128,071	136,841
Operating lease right of use assets	134,732	152,312
Other noncurrent assets	30,219	27,861
Total assets	$855,451	$962,176

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$247,562	$280,499
Accrued warranty	42,955	22,347
Current maturities of long-term debt	63,290	59,975
Current operating lease liabilities	21,912	22,220
Contract liabilities	1,792	17,100
Current liabilities of discontinued operations	7,954	54,440
Total current liabilities	385,465	456,581
Noncurrent liabilities:
Long-term debt, net of current maturities	128,834	1,198
Noncurrent operating lease liabilities	117,038	133,363
Other noncurrent liabilities	15,272	10,670
Total liabilities	646,609	601,812
Total mezzanine equity	356,679	309,877
Total stockholders’ equity	(147,837)	50,487
Total liabilities, mezzanine equity and stockholders’ equity	$855,451	$962,176

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE THREE - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net cash used in operating activities	$(11,654)	$(25,934)	$(85,908)	$(85,095)
Net cash provided by (used in) investing activities	3,684	(3,482)	(3,010)	(11,492)
Net cash provided by (used in) financing activities	920	(139)	109,029	(12,865)
Impact of foreign exchange rates on cash, cash equivalents and restricted cash	(214)	4,842	700	(3,807)
Cash, cash equivalents and restricted cash, beginning of period	181,144	163,672	153,069	252,218
Cash, cash equivalents and restricted cash, end of period	$173,880	$138,959	$173,880	$138,959

Non-GAAP Measure (unaudited):
Free cash flow	$(20,806)	$(29,416)	$(101,754)	$(96,587)

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE FOUR - RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
EBITDA and adjusted EBITDA are reconciled as follows:	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net loss attributable to common stockholders	$(72,846)	$(16,443)	$(190,981)	$(66,435)
Net loss (income) from discontinued operations	52	(5,319)	7,095	(6,120)
Net loss from continuing operations attributable to common stockholders	(72,794)	(21,762)	(183,886)	(72,555)
Preferred stock dividends and accretion	16,031	14,976	46,802	43,658
Net loss from continuing operations	(56,763)	(6,786)	(137,084)	(28,897)
Adjustments:
Depreciation and amortization	9,582	9,619	29,798	29,330
Interest expense, net	1,628	1,210	6,034	2,872
Income tax provision	8,040	2,852	12,205	11,678
EBITDA	(37,513)	6,895	(89,047)	14,983
Share-based compensation expense	2,528	3,584	9,143	10,277
Foreign currency loss (income)	579	(8,207)	3,278	(14,306)
Loss on sale of assets and asset impairments	5,857	2,969	15,269	6,142
Restructuring charges, net	1,167	(189)	3,490	(390)
Adjusted EBITDA	$(27,382)	$5,052	$(57,867)	$16,706

Net cash (debt) is reconciled as follows:	September 30,	December 31,
(in thousands)	2023	2022
Cash and cash equivalents	$160,649	$133,546
Cash and cash equivalents of discontinued operations	3,931	9,669
Less total debt—principal	(196,382)	(61,173)
Net cash (debt)	$(31,802)	$82,042

Free cash flow is reconciled as follows:	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash used in operating activities	$(11,654)	$(25,934)	$(85,908)	$(85,095)
Capital expenditures	(9,152)	(3,482)	(15,846)	(11,492)
Free cash flow	$(20,806)	$(29,416)	$(101,754)	$(96,587)